UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2013

US Ecology, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard, Suite 300 Boise, Idaho		83706
(Address of principal executive offices)		(Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

On January 30, 2013 US Ecology, Inc., (the "Company") entered into the Third Amendment to the Credit Agreement dated October 29, 2010 (the "Credit Agreement") with Wells Fargo Bank, National Association (“Wells Fargo”). The Third Amendment to the Credit Agreement extends the maturity date of the Revolving Line of Credit and increases the Reducing Revolving Commitment Amount.

Under terms of the Third Amendment to the Credit Agreement, the maturity date of the Revolving Line of Credit was extended from June 15, 2013 to November 1, 2015 and the Reducing Revolving Commitment Amount was increased to $75.0 million through March 30, 2013, reducing by $2.8 million on the last day of each June, September, December and March beginning March 31, 2013, continuing through November 1, 2015.

A copy of the Third Amendment to the Credit Agreement is filed as Exhibit 10.50 hereto and is incorporated by reference herein. The description above is qualified in its entirety by reference to the full text of the Third Amendment to the Credit Agreement and the Credit Agreement previously filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

       10.50         Third Amendment to the Credit Agreement between US Ecology, Inc., and Wells Fargo Bank, National Association effective January 30, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US Ecology, Inc.
(Registrant)
Date: February 5, 2013	/s/ Eric L. Gerratt
Eric L. Gerratt Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.50	Third Amendment to the Credit Agreement between US Ecology, Inc., and Wells Fargo Bank, National Association effective January 30, 2013.

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